UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

37 North Orange Blvd
Suite 500
Orlando, Florida 32801
(Address of principal executive offices)

855-873-7536
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

An Agreement was made on the 24th day of December 2012, by and between Sputnik Enterprises, Inc., a Nevada corporation (the “Issuer”), and iScore Golf, LLC, a Florida Limited Liability Company, (the “Company”).

The parties agreed that the Issuer at Closing shall transfer to the Shareholders of the Company, 2,000,000 shares of common stock of Issuer, $.001 par value, in exchange for 100% of the issued and outstanding shares of Company, such that Company shall become a wholly owned subsidiary of the Issuer.

Closing is dependent upon the occurrence of certain conditions, including but not limited to, the completion of due diligence by both parties.

The Closing of the share exchange and the transactions contemplated by the Agreement shall be on or before January 15, 2013, subject to extension by mutual agreement of the parties.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning this agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10	Agreement for Exchange of Common Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: December 26, 2012	By:	/s/ Anthony Gebbia
Anthony Gebbia Chief Executive Officer

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